UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

AVIAT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices:

200 Parker Dr., Suite C100A, Austin, Texas 78728

Registrant’s telephone number, including area code: 408-941-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $0.01 per share	AVNW	The Nasdaq Global Select Market

☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2020 the Board of Directors (the “Board”) of Aviat Networks, Inc. (the “Company”) approved the appointment of Ms. Dahlia Loeb as a director of the Board and a member of the Compensation Committee, effective immediately until the Company’s 2021 Annual Meeting of Stockholders or until her respective successor is duly elected and qualified or until her earlier death, resignation or removal, whichever first occurs.

Ms. Loeb has been a managing director of Arcadia Investment Partners (“Arcadia”), an investment firm, since May 2016. At Arcadia, Ms. Loeb is responsible for evaluating and overseeing investments across Arcadia’s private equity, alternative fixed income, and real estate holdings. Ms. Loeb has also been a managing partner at Reveille Capital Management, an investment firm, since February 2008, where she is responsible for overseeing investments across public equity, private equity and venture capital. Prior to Arcadia, Ms. Loeb was a portfolio manager at Arrowgrass Capital Partners LLP, a hedge fund sponsor, and was a managing director and portfolio manager at Intrepid Capital Management, a hedge fund sponsor. Ms. Loeb holds a B.A. in Economics from Harvard College and an M.B.A. from Harvard Business School.

Ms. Loeb will receive the same indemnification and compensation as the Company’s other non-employee directors. Ms. Loeb is also expected to receive a grant of approximately $37,500 in restricted stock units to vest in November 2020.

Ms. Loeb has not engaged in a related party transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K during the last two fiscal years, and there are no family relationships between Ms. Loeb and any of Aviat’s executive officers or directors. The Board has determined that Ms. Loeb is independent in accordance with the applicable rules of the Nasdaq Stock Market.

Item 7.01.	Regulation FD Disclosure.

On May 21, 2020, the Company issued a press release announcing the appointment of Ms. Loeb to the Board. A copy of the press release is filed as Exhibit 99.1 to this report.

The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1*	Press Release, issued by Aviat Networks, Inc. on May 21, 2020.

*	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

May 21, 2020	By:	/s/ Eric Chang
	Name:	Eric Chang
	Title:	Chief Financial Officer